KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                  NEWS

Public & Investor Relations, Corporate & Marketing Communications

FOR:              MEDIX RESOURCES, INC.

CONTACT:          John R. Prufeta, President and CEO
                  (212) 697-2509
                  (212) 681-9817 (fax)
                  jprufeta@cymedix.com
KCSA INVESTOR     Sarah Shepard / Elena Bonaiuto
CONTACTS:         (212) 896-1236 / (212) 896-1233
                  (212) 697-0910 (fax)
                  sshepard@kcsa.com / ebonaiuto@kcsa.com

KCSA MEDIA        Jessica Gates / Kevin Rini
CONTACTS:         (212) 896-1229 / (212) 896-1292
                  jgates@kcsa.com / krini@kcsa.com

                                                      FOR IMMEDIATE RELEASE

          KAISER PERMANENTE GEORGIA AND MEDIX RESOURCES ANNOUNCE PILOT
                                  PROGRAM

                                  ------

     Atlanta,  Georgia  December 22, 2000 – Medix  Resources,  Inc. (AMEX:  MXR)
today announced the signing of a letter of intent with Kaiser Permanente Georgia to pilot Medix’ patented connectivity  technology,  enabling an initial group of
200 physicians to access  eligibility  verification and submit electronic claims for Kaiser Permanente members.  The program, to be formalized in a participation agreement,  will  utilize  Medix’  Cymedix®  Universal  Interface  (CUI),  which seamlessly extracts claims and insurance data from physician practice management systems,  and  allows the user to  initiate  transactions  without  interrupting office workflow or adding  administrative  burden. This system will also enhance compliance  with patient  confidentiality  legislation.  The pilot  program will begin in the first quarter of 2001.

     Carolyn Kenny, President,  Kaiser Permanente Georgia, stated, “This program with Medix is consistent with Kaiser’s  philosophy to partner with organizations
that  can  help  streamline  the  administrative   workload  of  our  affiliated
physicians.  We are very  excited to offer a high level of  customer  service by giving these physicians a simple way to check eligibility and submit claims.”

     According  to Joy Maxey,  M.D.,  President  of the Medical  Association  of
Georgia,  “We are confident that this will be the first of many initiatives in a growing  collaboration  between  physicians  and payers to  achieve  the goal of reducing the administrative burden and improving the quality of patient care.”

     John Prufeta,  CEO of Medix  Resources,  stated “We are truly  delighted to partner with the Kaiser organization in a joint initiative to build an effective communication  bridge  with  physicians  in Georgia.  Collaboration  between the physician  community  and health plans is essential to achieving the common goal of reducing health care costs while  improving the quality of healthcare.  Medix offers essential technologies that enable this collaboration.  Kaiser Permanente has a long,  successful history as a pioneer in the healthcare industry.  We are honored to have this  leading  organization  as our first  payor  partner in the
Georgia marketplace.”

About Kaiser Permanente Georgia
     Kaiser  Permanente  Georgia is the state's largest  nonprofit  health plan, providing  comprehensive  health  care  services  to more than  264,000  members through 10 medical  facilities  in metro  Atlanta,  and a network of  affiliated hospitals and physicians.  Kaiser Permanente of Georgia has "Excellent"  ratings for both its HMO and Medicare  products from the National  Committee for Quality
Assurance,  placing it among the best  health  plans in the nation and region in providing quality care and service.

About Medix Resources, Inc.

     Medix  Resources,  Inc.  through its wholly owned  subsidiary  Cymedix Lynx
Corporation is the developer and provider of the Cymedix® suite of fully-secure, patented  Internet  based  software  products,  that  will  allow  instantaneous communication of high value added healthcare  information  among doctor offices, hospitals,  health management organizations and insurance companies.  Additional information  about Medix Resources and its products and services can be found by visiting  its  Web  sites,  www.medixresources.com  and  www.cymedix.com,  or by calling (800) 326-8773.

                                   # # #
Information  in this press  release  contains  forward-looking  statements  that involve risks and  uncertainties  that might  adversely  affect Medix  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance
the  development  of  its  software   products,   the   effectiveness   and  the
marketability of those products, the ability of Medix to protect its proprietary information, and the establishment of an efficient corporate operating structure as Medix grows.  These and other risks and uncertainties are presented in detail in the Medix Form 10-KSB for 1999,and  its Form 10-QSB for the third  quarter of
2000, which were filed with the Securities and Exchange  Commission on March 30,
2000, and November 14, 2000,  respectively.  This  information is available from the SEC or Medix.

        This press release and prior releases are available on the
         KCSA Public Relations Worldwide Web site at www.kcsa.com